Exhibit 99.3

Unaudited Preliminary Pro Forma Condensed

Combined Financial Information

On July 18, 2017, Crown Castle International Corp. (“Crown Castle”, “Company” or “CCIC”) entered into a definitive agreement to acquire LTS Group Holdings LLC (“Lightower”) for approximately $7.1 billion in cash, subject to certain limited post-closing adjustments (“Lightower Acquisition”). Lightower owns or has rights to approximately 32,000 route miles of fiber located primarily in top metro markets in the Northeast, including Boston, New York and Philadelphia. On November 1, 2017, the Company closed the Lightower Acquisition, which was financed using (1) cash on hand, including proceeds from the July 2017 Equity Financings and August 2017 Senior Notes Offering, and (2) borrowings under the 2016 Revolver (each as defined below).

The accompanying unaudited preliminary pro forma condensed combined financial statements present the preliminary pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Crown Castle and Lightower, after giving effect to the Lightower Acquisition.

The adjustments set forth herein and described in the accompanying footnotes are intended to reflect the impact of the Lightower Acquisition on Crown Castle. The accompanying unaudited preliminary pro forma condensed combined financial statements are based upon the historical financial statements and have been derived from the (1) audited consolidated financial statements of Crown Castle contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the unaudited condensed consolidated financial statements of Crown Castle contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, and (2) consolidated statement of operations of LTS Group Holdings LLC for the year ended December 31, 2016 and the nine months ended September 30, 2017. References to “LTS Group Holdings LLC” refer to the collective operations of the Lightower assets.

The accompanying unaudited preliminary pro forma condensed combined financial statements are prepared using the purchase method of accounting, with Crown Castle treated as the acquirer and as if the Lightower Acquisition had been consummated on (1) September 30, 2017 for purposes of preparing the unaudited pro forma condensed combined balance sheet and (2) on January 1, 2016 for purposes of preparing the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017. Crown Castle is in the process of obtaining a third-party valuation related to assets acquired and liabilities assumed from Lightower. Given the size and timing of the Lightower Acquisition, the amount of certain assets presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles, goodwill, and deferred revenues. However, as indicated in note (B) to the unaudited preliminary pro forma condensed combined financial statements, Crown Castle made preliminary estimates of major categories of assets and liabilities in preparing the unaudited preliminary pro forma condensed combined financial statements. Any excess purchase price over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill.

Crown Castle operates as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. As a REIT, Crown Castle is generally entitled to a deduction for dividends that it pays and therefore is not subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to its stockholders. However, Crown Castle may be subject to certain federal, state, local and foreign taxes on its income or assets, including (1) alternative minimum taxes, (2) taxes on any undistributed income, (3) taxes related to its taxable REIT subsidiaries (“TRSs”), (4) franchise taxes, (5) property taxes and (6) transfer taxes.

Based on preliminary tax studies, Crown Castle anticipates that a substantial amount of the assets and related income from the Lightower Acquisition will be included in the REIT, with certain non-qualifying assets being included in TRSs. Accordingly, the accompanying unaudited preliminary pro forma condensed combined financial statements have been prepared under the assumption that approximately 85% of Lightower’s assets and related income will be included in the REIT. Crown Castle will continue to evaluate the level of assets and related income that will be included in the REIT.

The accompanying unaudited preliminary pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Crown Castle would have been had the Lightower Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The accompanying unaudited preliminary pro forma condensed combined financial statements address a hypothetical situation, and actual results may differ from these unaudited preliminary pro forma condensed combined financial statements once Crown Castle has completed the tax and valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes. The unaudited preliminary pro forma condensed combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs that may result from the Lightower Acquisition. The unaudited preliminary pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Crown Castle, previously filed on Crown Castle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, and the separate historical consolidated financial statements and accompanying notes of LTS Group Holdings LLC for the year ended December 31, 2016 and nine months ended September 30, 2017 included elsewhere in this filing.

Unaudited Preliminary Pro Forma Condensed Combined Balance Sheet

Crown Castle International Corp. and Subsidiaries

September 30, 2017

(In thousands of dollars, except share amounts)

	Historical (A)		Adjustments for the Lightower Acquisition (B)			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,719,134		(7,158,585) 8,690 655,000 (50,000)	(B1 (B2 (B3 (B1	) ) ) )	$174,239
Restricted cash	115,730					115,730
Receivables, net	317,856		59,859	(B2)		377,715
Prepaid expenses	167,235					167,235
Other current assets	154,600		25,036	(B2)		179,636

Total current assets	7,474,555		(6,460,000)			1,014,555
Deferred site rental receivables	1,285,547					1,285,547
Property and equipment, net of accumulated depreciation	10,599,604		2,367,241	(B2)		12,966,845
Goodwill	6,905,922		3,128,809	(B2)		10,034,731
Other intangible assets, net	3,885,311		2,040,624	(B2)		5,925,935
Long-term prepaid rent and other assets, net	860,817					860,817

Total assets	$31,011,756		$1,076,674			$32,088,430

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$179,335		$47,183	(B2)		$226,518
Accrued interest	99,467					99,467
Deferred revenues	387,447		51,538	(B2)		438,985
Other accrued liabilities	268,424		80,904	(B2)		349,328
Current maturities of debt and other obligations	114,198					114,198

Total current liabilities	1,048,871		179,625			1,228,496
Debt and other long-term obligations	15,090,217		655,000	(B3)		15,745,217
Other long-term liabilities	2,200,336		292,049	(B2)		2,492,385

Total liabilities	18,339,424		1,126,674			19,466,098
Commitments and contingencies
CCIC stockholders’ equity:
Common stock, $0.01 par value	4,063	(B3)				4,063
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value	17	(B3)				17
Additional paid-in capital	16,818,738	(B3)				16,818,738
Accumulated other comprehensive income (loss)	(4,959)					(4,959)
Dividends/distributions in excess of earnings	(4,145,527)	(B3)	(50,000)	(B1)		(4,195,527)

Total equity	12,672,332		(50,000)			12,622,332

Total liabilities and equity	$31,011,756		$1,076,674			$32,088,430

See notes to unaudited preliminary pro forma condensed combined financial statements.

Unaudited Preliminary Pro Forma Condensed Combined Statement of Operations

Crown Castle International Corp. and Subsidiaries

Year Ended December 31, 2016

(In thousands except per share data)

	Historical Year Ended (C)		Adjustments for the Lightower Acquisition (D)		Pro Forma Year Ended
Net revenues:
Site rental	$3,233,307		$746,140	(D1)	$3,979,447
Network services and other	687,918				687,918

Net revenues	3,921,225		746,140		4,667,365

Operating expenses:
Costs of operations(1):
Site rental	1,023,350		210,205	(D1)	1,233,555
Network services and other	417,171				417,171
General and administrative	371,031		108,398	(D1)	479,429
Asset write-down charges	34,453				34,453
Acquisition and integration costs	17,453				17,453
Depreciation, amortization and accretion	1,108,551		310,662	(D2)	1,419,213

Total operating expenses	2,972,009		629,265		3,601,274

Operating income (loss)	949,216		116,875		1,066,091
Interest expense and amortization of deferred financing costs	(515,032)		(77,661)	(D3)	(592,693)
Gains (losses) on retirement of long-term obligations	(52,291)				(52,291)
Interest income	796				796
Other income (expense)	(8,835)		(100)	(D1)	(8,935)

Income (loss) before income taxes	373,854		39,114		412,968
Benefit (provision) for income taxes	(16,881)		(7,012)	(D4)	(23,893)

Net income (loss)	356,973		32,102		389,075
Dividends on preferred stock	(32,991)		(113,438)	(D5)	(146,429)

Net income (loss) attributable to CCIC common stockholders	$323,982		$(81,336)		$242,646

Net income (loss)	$356,973		$32,102		$389,075
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,490)				(1,490)

Total other comprehensive income (loss)	(1,490)		—		(1,490)

Comprehensive income (loss) attributable to CCIC stockholders	$355,483		$32,102		$387,585

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.95		N/M		$0.64	(D6)
Diluted	$0.95		N/M		$0.64	(D6)
Weighted-average common shares outstanding (in thousands):
Basic	340,349	(D6)	40,150	(D6)	380,499	(D6)
Diluted	340,879	(D6)	40,150	(D6)	381,029	(D6)

(1)	Exclusive of depreciation, amortization and accretion shown separately.

N/M:  Not meaningful

See notes to unaudited preliminary pro forma condensed combined financial statements.

Unaudited Preliminary Pro Forma Condensed Combined Statement of Operations

Crown Castle International Corp. and Subsidiaries

Nine Months Ended September 30, 2017

(In thousands except per share data)

	Historical Nine Months Ended (E)		Adjustments for the Lightower Acquisition (F)		Pro Forma Nine Months Ended
Net revenues:
Site rental	$2,618,505		$596,640	(F1)	$3,215,145
Network services and other	499,010				499,010

Net revenues	3,117,515		596,640		3,714,155

Operating expenses:
Costs of operations(1):
Site rental	814,969		163,611	(F1)	978,580
Network services and other	310,137				310,137
General and administrative	299,232		83,388	(F1)	382,620
Asset write-down charges	10,284				10,284
Acquisition and integration costs	27,080				27,080
Depreciation, amortization and accretion	880,197		232,997	(F2)	1,113,194

Total operating expenses	2,341,899		479,996		2,821,895

Operating income (loss)	775,616		116,644		892,260
Interest expense and amortization of deferred financing costs	(430,402)		(48,163)	(F3)	(478,565)
Gains (losses) on retirement of long-term obligations	(3,525)				(3,525)
Interest income	12,585				12,585
Other income (expense)	3,462		(338)	(F1)	3,124

Income (loss) before income taxes	357,736		68,143		425,879
Benefit (provision) for income taxes	(11,290)		(6,999)	(F4)	(18,289)

Net income (loss)	346,446		61,144		407,590
Dividends on preferred stock	(29,935)		(55,143)	(F5)	(85,078)

Net income (loss) attributable to CCIC common stockholders	$316,511		$6,001		$322,512

Net income (loss)	$346,446		$61,144		$407,590
Other comprehensive income (loss):
Foreign currency translation adjustments	929				929

Total other comprehensive income (loss)	929		—		929

Comprehensive income (loss) attributable to CCIC stockholders	$347,375		$61,144		$408,519

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.85		N/M		$0.80	(F6)
Diluted	$0.84		N/M		$0.80	(F6)
Weighted-average common shares outstanding (in thousands):
Basic	373,561	(F6)	30,404	(F6)	403,965	(F6)
Diluted	374,992	(F6)	30,404	(F6)	405,396	(F6)

(1)	Exclusive of depreciation, amortization and accretion shown separately.

N/M: Not meaningful

See notes to unaudited preliminary pro forma condensed combined financial statements.

Notes to Preliminary Pro Forma Condensed Combined Financial Information (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

A.	Reflects Crown Castle’s condensed consolidated balance sheet as of September 30, 2017 derived from Crown Castle’s unaudited condensed consolidated financial statements contained in Crown Castle’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2017.

B.	Reflects the following as set forth below.

B1.	Crown Castle financed the Lightower Acquisition and paid related fees and expenses through a combination of (1) cash on hand as of September 30, 2017, including proceeds from the July 2017 Equity Financings and August 2017 Senior Notes Offering, and (2) borrowings under the 2016 Revolver.

The table below reflects the cash paid and financing sources for the Lightower Acquisition.

Merger consideration	$4,141,355
Closing debt balance	2,929,574
Other items, including Lightower’s transaction expenses	87,656

Total cash paid	$7,158,585

July 2017 Common Stock Offering, net of fees (see B3)	$3,756,744
Mandatory Convertible Preferred Stock Offering, net of fees (see B3)	1,607,759
August 2017 Senior Notes Offering, net of fees (see B3)	1,732,295
Other sources, including cash on hand and proceeds from the 2016 Revolver (see B3)	61,787

Total source of funds	$7,158,585

Additionally, dividends/distributions in excess of earnings were impacted by $50 million (reflected as a corresponding decrease in cash) for estimated transaction costs directly related to the Lightower Acquisition that we anticipate will be expensed. Such transaction costs have not been included in the unaudited preliminary pro forma condensed combined statement of operations.

B2.	The table below reflects the preliminary purchase price allocation for the Lightower Acquisition for certain line items.

Balance Sheet Caption	Amount
Cash and cash equivalents	$8,690
Receivables, net	59,859
Other current assets	25,036
Property and equipment, net	2,367,241
Goodwill	3,128,809
Other intangible assets, net	2,040,624
Accounts payable	47,183
Deferred revenues	51,538
Other accrued liabilities	80,904
Other long-term liabilities (i)	292,049

Net assets acquired	$7,158,585

(i) Predominately comprised of the long-term portion of deferred revenues.

No deferred taxes have been recorded for purposes of the unaudited preliminary pro forma condensed combined financial statements as Crown Castle expects that any provision for income taxes resulting from the Lightower Acquisition will be current tax. See notes D4 and F4. Crown Castle will continue to evaluate the level of assets and related income that will be included in the REIT.

Notes to Preliminary Pro Forma Condensed Combined Financial Information (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

B3.	Crown Castle financed the Lightower Acquisition and paid related fees and expenses in the following manner:

July 2017 Common Stock Offering

In July 2017, Crown Castle issued approximately 40.15 million shares of common stock resulting in net proceeds of approximately $3.8 billion (“July 2017 Common Stock Offering”). Crown Castle used the net proceeds from the July 2017 Common Stock Offering to partially fund the Lightower Acquisition and pay related fees and expenses. As of September 30, 2017, Crown Castle had approximately 406.3 million shares of common stock outstanding.

July 2017 Preferred Stock Offering

In July 2017, Crown Castle issued 1.65 million shares of the 6.875% Mandatory Convertible Preferred Stock and generated net proceeds of approximately $1.6 billion (“Mandatory Convertible Preferred Stock Offering” and, together with the July 2017 Common Stock Offering, “July 2017 Equity Financings”). Crown Castle used the net proceeds of the Mandatory Convertible Preferred Stock Offering to partially fund the Lightower Acquisition and pay related fees and expenses. Unless converted earlier, each outstanding share of the 6.875% Mandatory Convertible Preferred Stock will automatically convert into shares of Crown Castle common stock on August 1, 2020. Currently, each share of the 6.875% Mandatory Convertible Preferred Stock will convert into between 8.6806 shares (based on the current maximum conversion price of $115.20) and 10.4167 shares (based on the current minimum conversion price of $96.00) of common stock on August 1, 2020, depending on the applicable market value of the common stock and subject to certain anti-dilution adjustments. At any time prior to August 1, 2020, holders of the 6.875% Mandatory Convertible Preferred Stock may elect to convert all or a portion of their shares into common stock at the minimum conversion rate of 8.6806 shares of common stock per share of 6.875% Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments. As of September 30, 2017, Crown Castle had approximately 1.65 million shares of the 6.875% Mandatory Convertible Preferred Stock outstanding.

August 2017 Senior Notes Offering

In August 2017, Crown Castle issued $750 million aggregate principal amount of 3.20% Senior Notes due September 2024 and $1.0 billion aggregate principal amount of 3.65% Senior Notes due September 2027 (collectively, “August 2017 Senior Notes Offering”). Crown Castle used the net proceeds of the August 2017 Senior Notes Offering to partially fund the Lightower Acquisition and pay related fees and expenses.

2016 Revolver proceeds

Additionally, in October 2017, Crown Castle drew $655 million under its $3.5 billion unsecured revolving credit facility (“2016 Revolver”). Crown Castle used a portion of the proceeds from the amount drawn from the 2016 Revolver to partially fund the Lightower Acquisition and pay related fees and expenses.

As of September 30, 2017, after giving effect to the October 2017 draw under the 2016 Revolver, Crown Castle had approximately $15.9 billion of debt and other obligations outstanding.

C.	Reflects Crown Castle’s consolidated statement of operations for the year ended December 31, 2016, derived from Crown Castle’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Notes to Preliminary Pro Forma Condensed Combined Financial Information (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

D.	Reflects the following as set forth below.

D1.	Reflects the consolidated statement of operations of LTS Group Holdings LLC for the year ended December 31, 2016, as adjusted for the items footnoted below. These amounts were derived from the audited consolidated financial statements of LTS Group Holdings LLC for the year ended December 31, 2016.

	Year Ended December 31, 2016
(i)	As Reported	Adjustments		As Adjusted
Revenue	$746,140			$746,140
Operating expenses
Cost of revenue	210,205			210,205
Depreciation and amortization	229,381	(229,381	) (ii)	—
General and administrative expense	108,398			108,398

Total operating expenses	547,984	(229,381)		318,603

Income from operations	198,156	229,381		427,537
Other expense				—
Interest expense, net	176,037	(176,037	) (iii)	—
Loss on debt extinguishment	9,984	(9,984	) (iii)	—
Other expense	100			100

Total other expense, net	186,121	(186,021)		100

Income before income taxes	12,035	415,402		427,437
Provision for income taxes	21,881	(21,881	) (iv)	—

Net income (loss)	$(9,846)	$437,283		427,437

(i)	Certain line items have been renamed to align with Crown Castle’s financial statement presentation.
(ii)	Eliminates historical basis of depreciation and amortization. See note D2 for a discussion of pro forma depreciation and amortization expense.
(iii)	Eliminates historical basis of interest expense and net loss on debt extinguishment, as such debt was retired upon the closing of the Lightower Acquisition. See note D3 for a discussion of pro forma interest expense.
(iv)	Eliminates historical provision for income taxes. Crown Castle will continue to evaluate the level of assets and related income that will be included in the REIT. See note D4 for a discussion of pro forma income taxes.

D2.	Reflects depreciation and amortization on the Lightower assets. For purposes of computing pro forma depreciation expense, a tangible asset useful life of approximately 13 years was utilized. For purposes of computing pro forma amortization expense, an intangible useful life of approximately 16 years was utilized.

	Amount	Annual Expense
Property and equipment	$2,367,241	$181,317
Intangible assets	2,040,624	129,345

Total		$310,662

D3.	Reflects the increased annual interest expense and amortization of deferred financing costs as a result of the August 2017 Senior Notes Offering and proceeds from the 2016 Revolver, as discussed in note B3.

D4.	Crown Castle anticipates that a substantial amount of the assets and related income from the Lightower Acquisition will be included in the REIT, with certain non-qualifying assets being included in TRSs. The accompanying unaudited preliminary pro forma condensed combined financial statements have been prepared under the assumption that approximately 85% of Lightower’s assets and related income will be included in the REIT. As such, the adjustment to the provision for income taxes for certain non-qualifying assets was calculated as follows:

Year Ended December 31, 2016
Operating income from “Adjustments for the Lightower Acquisition”	$116,875
Anticipated percentage of TRSs assets	15%

Anticipated operating income related to TRSs assets	$17,531
Effective tax rate	40%

Provision for income taxes	$7,012

Crown Castle will continue to evaluate the level of assets and related income that will be included in the REIT.

Notes to Preliminary Pro Forma Condensed Combined Financial Information (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

D5.	Reflects impact of dividends paid on the 6.875% Mandatory Convertible Preferred Stock. See note B3.

D6.	The following is a summary of the pro forma adjustment to the weighted-average common shares outstanding and net income (loss) attributable to CCIC common stockholders.

	Year Ended December 31, 2016
	Historical Year Ended	Adjustments	Pro Forma Year End
Weighted-average common shares outstanding (in thousands):
Basic weighted-average common shares outstanding	340,349	40,150	380,499
Effect of assumed dilution from potential common shares relating to stock options and restricted stock awards	530		530

Diluted weighted-average common shares outstanding	340,879	40,150	381,029

The pro forma weighted-average common shares outstanding are inclusive of the impact of the 40.15 million shares of common stock issued in connection with the July 2017 Common Stock Offering, the proceeds of which were used to partially fund the Lightower Acquisition, as discussed previously in note B3.

E.	Reflects Crown Castle’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2017, derived from Crown Castle’s unaudited condensed consolidated financial statements contained in Crown Castle’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2017.

F.	Reflects the transactions as set forth below.

F1.	Reflects the unaudited condensed consolidated statement of operations of LTS Group Holdings LLC for the nine months ended September 30, 2017, as adjusted for the items footnoted below. These amounts were derived from the unaudited condensed consolidated financial statements of LTS Group Holdings LLC for the nine months ended September 30, 2017.

	Nine Months Ended September 30, 2017
(i)	As Reported	Adjustments		As Adjusted
Revenue	$596,640			$596,640
Operating expenses
Cost of revenue	163,611			163,611
Depreciation and amortization	184,428	(184,428	) (ii)	—
General and administrative expense	82,419	969	(iii)	83,388
Transaction costs	969	(969	) (iii)	—

Total operating expenses	431,427	(184,428)		246,999

Income from operations	165,213	184,428		349,641
Other expense				—
Interest expense, net	130,409	(130,409	) (iv)	—
Other expense	338			338

Total other expense, net	130,747	(130,409)		338

Income before income taxes	34,466	314,837		349,303
Provision for income taxes	15,593	(15,593	) (v)	—

Net income (loss)	$18,873	$330,430		349,303

(i)	Certain line items have been renamed to align with Crown Castle’s financial statement presentation.
(ii)	Eliminates historical basis of depreciation and amortization. See note F2 for a discussion of pro forma depreciation and amortization expense.
(iii)	Reclassifies insignificant transaction costs to general and administrative expenses.
(iv)	Eliminates historical basis of interest expense and net loss on debt extinguishment, as such debt was retired upon the closing of the Lightower Acquisition. See note F3 for a discussion of pro forma interest expense.

Notes to Preliminary Pro Forma Condensed Combined Financial Information (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

(v)	Eliminates historical provision for income taxes. Crown Castle will continue to evaluate the level of assets and related income that will be included in the REIT. See note F4 for a discussion of pro forma income taxes.

F2.	Reflects depreciation and amortization on the Lightower assets. For purposes of computing pro forma depreciation expense, a tangible asset useful life of approximately 13 years was utilized. For purposes of computing pro forma amortization expense, an intangible useful life of approximately 16 years was utilized.

	Amount	Nine Months of Expense
Property and equipment	$2,367,241	$135,988
Intangible assets	2,040,624	97,009

Total		$232,997

F3.	Reflects the increased nine month interest expense and amortization of deferred financing costs as a result of the August 2017 Senior Notes Offering and the October 2017 draw under the 2016 Revolver, as discussed in note B3.

F4.	Crown Castle anticipates that a substantial amount of the assets and related income from the Lightower Acquisition will be included in the REIT, with certain non-qualifying assets being included in TRSs. The accompanying unaudited preliminary pro forma condensed combined financial statements have been prepared under the assumption that approximately 85% of Lightower’s assets and related income will be included in the REIT. As such, the adjustment to the provision for income taxes for certain non-qualifying assets was calculated as follows:

Nine Months Ended September 30, 2017
Operating income from “Adjustments for the Lightower Acquisition”	$116,644
Anticipated percentage of TRSs assets	15%

Anticipated operating income related to TRSs assets	$17,497
Effective tax rate	40%

Provision for income taxes	$6,999

Crown Castle will continue to evaluate the level of assets and related income that will be included in the REIT.

F5.	Reflects impact of dividends paid on the 6.875% Mandatory Convertible Preferred Stock. See note B3.

F6.	The following is a summary of the pro forma adjustment to the weighted-average common shares outstanding and net income (loss) attributable to CCIC common stockholders.

	Nine Months Ended September 30, 2017
	Historical Nine Months Ended	Adjustments	Pro forma Nine Months Ended
Weighted-average common shares outstanding (in thousands):
Basic weighted-average common shares outstanding	373,561	30,404	403,965
Effect of assumed dilution from potential common shares relating to restricted stock awards	1,431		1,431

Diluted weighted-average common shares outstanding	374,992	30,404	405,396

The pro forma weighted-average common shares outstanding are inclusive of the impact of the 40.15 million shares of common stock issued in connection with the July 2017 Common Stock Offering, the proceeds of which were used to partially fund the Lightower Acquisition, as discussed previously in note B3.